Algodon Group’s Direct to Consumer Designer Fashion and Leather Accessories Label “Gaucho - Buenos Aires” Receives Notice of Allowance on Trademark Filing

NEW YORK, NY — Feb. 28, 2019 (GLOBE NEWSWIRE) — Algodon Group, Inc. (OTCQB: VINO), a company with a collection of luxury assets, real estate holdings and premium wines in Argentina, today announced it has been granted a Notice of Allowance from the United States Patent and Trademark Office for the trademark filing of Gaucho – Buenos Aires™, the new luxury, fashion, and leather accessories direct to consumer brand (GauchoBuenosAires.com) based in Argentina. The U.S. trademark filing covers goods and services such as apparel, leather accessories and other products, jewelry, cosmetic fragrances and home goods.

Gaucho – Buenos Aires™ is scheduled to premiere its Winter fashion show at the prestigious Designers BA (Buenos Aires’ own “fashion week”) on March 18, 2019. The event and exclusive runway show will feature social media influencers and television stars from the U.S. and Argentina.

Founded by entrepreneur Scott Mathis and headed up by Argentine designers Santiago Gallo and Carmen Vils, Gaucho - Buenos Aires™ blends the quality of a bygone era with a sophisticated, modern, global outlook. The brand’s beautifully handcrafted clothing and accessories herald the birth of Argentina’s finest designer label. Gaucho – Buenos Aires™’s premier Resort Collection debuted to fashion industry media at Algodon Mansion in Buenos Aires in October 2018.

Gaucho - Buenos Aires™ embodies the spirit of Argentina — its grand history, its folklore and its revival as a global center of luxury. Inspired by the sophisticated elegance of the great European maisons, Gaucho - Buenos Aires™ is also rooted in the traditions of native, nomadic culture. With its ambitious couture, ready-to-wear and high-street fashion offering, this is the brand in which Argentine luxury finds its contemporary expression.

“We are so excited to take this next step towards our objective of becoming the top luxury, fashion and leather accessories brand in Argentina,” said Scott Mathis, Algodon’s founder, chairman and CEO. “We anticipate that our e-commerce platform will be ready to go live in just a few weeks, after a brief soft launch for our shareholders. Thanks to the hard work and extraordinary talent of our young Argentine designers, Santiago Gallo and Carmen Vils, we will soon be ready for our premiere on the world stage.”

Established in Buenos Aires, the Gaucho story is one of impeccable timing. Once dubbed the Paris of South America for its exquisite Belle Epoque style, the city is thriving again and entering a new golden age. The time is ripe for Buenos Aires to align itself with Milan, New York, Paris and London as a global fashion capital, and Gaucho - Buenos Aires™ will be its bold ambassador.

Gaucho’s goal is to reintroduce the world to the grandeurs of the city’s elegant past, intertwined with an altogether deeper cultural connection: the strength, honor and integrity of the Gaucho. Seen in the intricate stitching of handmade leather, or the exquisite workmanship of an embossed belt buckle, “Gaucho” style is a world-renowned symbol of Argentine craftsmanship. Blending the quality of a bygone era with a sophisticated, modern, global outlook, the brand’s beautifully handcrafted clothing and accessories herald the birth of Argentina’s finest designer label.

Please visit GauchoBuenosAires.com today to sign up for insider fashion news, behind-the-brand stories, exclusive invitations, and special access to wait lists and pre-ordering.

About Algodon Group

For more than ten years, Algodon’s mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. With our proprietary collection of wine, hospitality, fashion brands, and real estate holdings as a foundation, we seek to build our luxury brand ALGODON®, one of prestige, distinction and elegance. We begin with a focus on the quality and reputation of our award-wining wines, which serve as our ambassador for our luxury lifestyle properties and other real estate assets. As we continue to produce the ultra-fine wines for which we have become recognized, we expect that our reputation for quality will continue to grow and accordingly increase the value of our brand and real estate holdings. Algodon’s luxury assets are currently concentrated in Argentina, which we believe represents one of the most undervalued investment sectors in the world today. For more information, please visit www.algodongroup.com.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in a Form 10-K filed on March 30, 2018. It is important that each person reviewing this release understand the significant risks attendant to the operations of Algodon. Algodon disclaims any obligation to update any forward-looking statement made herein.